                                                                     EXHIBIT 8.1


             [Form of Barbosa Mussnich & Argao Advogados Letterhead]






August 28, 2002

Companhia Brasileira de Bebidas
Avenida Maria Coelho Aguiar
215, Bloco F, 6DEG. andar
05804 Sao Paulo, SP
Brazil

Re:         Companhia de Bebidas das Americas - AmBev
            Registration Statement on Form F-4

Dear Sirs:

         We have acted as Brazilian counsel for Companhia Brasileira de Bebidas (the "Issuer") and Companhia de Bebidas das Americas - AmBev (the "Guarantor") in connection with the preparation of the above-captioned Registration Statement, as amended (the "Registration Statement"), and the forms of agreements filed as Exhibits thereto (the "Agreements"), pursuant to which Issuer proposes to exchange up to U.S.$500,000,000 aggregate principal amount of its 10-1/2% Notes due December 2011 (the "New Notes") for a like principal amount of its 10-1/2% Notes due December 2011 issued on December 19, 2001 (the "Existing Notes"), pursuant to the Indenture of even date therewith (as modified, amended or supplemented from time to time, the "Indenture") by and among Issuer, The Bank of New York, as Trustee (in such capacity, the "Trustee") and Deutsche Bank Luxembourg S.A., as paying agent in Luxembourg. The Issuer's obligations under the Indenture are guaranteed by the Guarantor pursuant to a guaranty dated December 19, 2001 between the Guarantor and the Trustee (the "Guaranty").

         In addition, we have examined the Guarantor's Registration Statement on Form F-4 relating to the Exchange Offer, filed with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the provisions of the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

         In giving this opinion we have assumed (i) the genuineness of all signatures on the Registration Statement; Agreements; New Notes; Existing Notes and Guaranty and the Guarantor's Registration Statement on Form F-4 relating to the Exchange Offer (the "Transactional Documents"); (ii) the authenticity and completeness of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies; (iii) the absence of any other agreements or arrangements of any of the parties to the Transactional Documents which may modify, affect, supersede any of the terms thereof; (iv) the validity, legality and enforceability of the Transactional Documents in accordance with their terms under the laws of the state of New York, United States of America; (v) the Transactional Documents have been executed and delivered by each of the parties thereto in the respective forms examined by us, and (vi) the due authority and power of the persons executing the Transactional Documents on behalf of the parties thereto (other than the Issuer and the Guarantor), in the respective forms examined by us.

         We are qualified to practice law in the Federative Republic of Brazil only and therefore the opinions expressed in this letter are limited to questions arising under the laws of the Brazilian Tax Code, as amended (the "Code"), the Brazilian regulations, administrative announcements and rulings and court decisions, all as of the date of this letter. Therefore, this opinion does not cover any questions arising under or relating to any laws other than the laws of Brazil as in effect at the date of this opinion and we have assumed that there is nothing in any other law that affects our opinion.

         Based on and subject to the foregoing, and such examinations of law as we have deemed necessary, it is our opinion that the exchange of the Existing Notes for the New Notes, pursuant to the Registration Statement, will be tax-free under the Code for holders of the Existing Notes.

         We are of the opinion that the statements in the Prospectus with respect to matters of Brazilian law, including without limitation, those under the heading "Brazilian Tax Considerations" are true and accurate in all material respects.

         This opinion is dated as of today and we disclaim any responsibility to advise with respect to any development, modification or circumstance of any kind, including any change of law or fact, which may occur after the date of this opinion letter, even though such development modification or circumstance may affect the legal analysis, legal conclusion or any other matter set forth in or relation to this opinion letter.

         We also disclaim any responsibility to advise with respect to any development, modification or circumstance of any kind involving the Transactional Documents, even though such development, modification or circumstance may affect the legal analysis, legal conclusion or any other matter set forth in or relation to this opinion letter.

         This opinion may not be relied upon by any other person, whether natural person, legal entity or government body, nor may it be used for any purpose other than that stated herein, or quoted or referred to in any public document, or in any other way made public or released to any third party, without our prior written consent.

         We hereby consent to the filing of this opinion with the Registration Statement.

                                             Very truly yours,




                                             BARBOSA MUSSNICH & ARAGAO ADVOGADOS